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                                                                   Exhibit 10.55













                          EAGLE-PICHER INDUSTRIES, INC.

                             SUPPLEMENTAL EXECUTIVE
                                 RETIREMENT PLAN

               (AS AMENDED AND RESTATED EFFECTIVE MARCH 27, 2001)









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                          EAGLE-PICHER INDUSTRIES, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
               (AS AMENDED AND RESTATED EFFECTIVE MARCH 27, 2001)


                             SECTION 1. INTRODUCTION

        1.1 HISTORY OF THE PLAN. Eagle-Picher Industries, Inc. (the "Company") originally established the Eagle-Picher Industries, Inc. Supplemental Executive Retirement Plan (the "Plan") effective November 4, 1987. The Plan was subsequently amended in certain respects effective May 3, 1995, and is hereby amended and restated in its entirety effective March 27, 2001.

         1.2 PURPOSE OF THE PLAN. This Plan is intended to be an unfunded deferred compensation plan to provide supplemental retirement benefits for a select group of management or highly compensated employees, as described in Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). As such, the Plan is exempt from the participation, vesting, funding and fiduciary requirements of Title I of ERISA.

                             SECTION 2. DEFINITIONS

        The following terms as used herein, unless a different meaning is implied by the context, shall have the following meanings:

        2.1 "ACCRUED BENEFIT" means the benefit to which a Member is entitled under Section 4. 1 or Section 4.2, determined as if the Member's participation under the Plan terminated as of the date such benefit is being measured.

        2.2     "AFFILIATE" means each wholly-owned subsidiary of the Company.

        2.3 "BENEFICIARY" means the person or persons entitled to receive any benefit under the Plan upon or after a Member's death. Each Member may designate a Beneficiary by filing the proper form with the Company. A Member may designate one or more contingent Beneficiaries to receive any distributions after the death of a prior Beneficiary. A designation shall be effective upon said filing, provided that it is so filed during such Member's lifetime, and may be changed




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                from time to time by the Member. In the absence of a valid
                Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Member, any such benefit payment shall be made to the Member's estate.

        2.4 "BENEFIT SERVICE" means the sum of a Member's years and fractional years of:

                (a) Benefit Service, as defined and determined under the Company Pension Plan, subject to Section 3.2, determined as of the date of his termination of employment or retirement with the Company and its Affiliates; and

                (b)     Severance Benefit Service (if any).

        2.5 "BOARD OF DIRECTORS" means the Board of Directors of Eagle-Picher Industries, Inc.

        2.6 "COMPANY" means Eagle-Picher Industries, Inc., or any successor thereto.

        2.7 "COMPANY PENSION PLAN" means the Eagle-Picher Salaried and Closed Hourly Pension Plan, a defined benefit pension plan maintained by the Company.

        2.8 "FINAL AVERAGE MONTHLY SALARY" means (i) a Member's aggregate Salary from those five consecutive calendar years (or portions thereof), as taken from his compensation measuring period, which results in the greatest sum, then (ii) divided by 60. For purposes hereof, a Member's "compensation measuring period" means the ten consecutive calendar years (or portions thereof) ending with the calendar year which includes the later of (i) the date of his termination of employment or retirement with the Company and all Affiliates or (ii) the last day of the period described in Section 2.15(c) (regarding severance pay).

        2.9 "MEMBER" means an executive employee who participates in the Plan in accordance with Section 3.1.

        2.10 "NORMAL RETIREMENT AGE" means a Member's age when he has attained age 62 and has completed 10 years of Vesting Service.




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        2.11    "NORMAL RETIREMENT DATE" means the first day of the calendar month coincident with or next following the later of (i) the Member's Normal Retirement Age or (ii) the date of his termination of employment or retirement with the Company and all Affiliates.

        2.12    "OTHER PENSION" means the sum of the Member's following amounts:

                (a) the gross monthly amount of his retirement benefit accrued under the Company Pension Plan and any other qualified defined benefit plan maintained by the Company or an Affiliate;

                (b) the monthly actuarial equivalent life annuity value of his account under any defined contribution plan maintained by the Company or an Affiliate (other than the Eagle-Picher Salaried 401(k) Plan); and

                (c)     his Primary Social Security.

        2.13 "PLAN" means the Eagle-Picher Industries, Inc. Supplemental Executive Retirement Plan, as set forth in this instrument and as may be amended thereafter.

        2.14 "PRIMARY SOCIAL SECURITY" means the monthly benefit to which a retired Member or a terminated Member is entitled or would be entitled to receive upon attainment of age 62, or in the case of a Member who terminates employment after attainment of age 62, at the date his Benefit Service terminates, as a primary insurance amount under the U.S. Social Security Act, as amended, whether he applies for such benefit or not, and even though he may lose part or all of such benefit for any reason. The amount of such Primary Social Security to which the retired or terminated Member is or would be entitled shall be estimated and computed by the Company for the purposes of the Plan as of the January 1 of the calendar year of retirement or termination on the following basis:

                (a) For a Member whose Benefit Service terminates on or after his Normal Retirement Age, on the basis and at the rate of the U.S. Social Security Act as amended and in effect on the January 1 coincident with or next



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                        preceding his Normal Retirement Date (regardless of any
                        retroactive changes made by legislation enacted after said January 1).

                (b) For a Member whose Benefit Service terminates prior to his Normal Retirement Age, on the basis and at the rate of the U.S. Social Security Act as amended and in effect on the January 1 coincident with or next preceding the date of his Benefit Service (regardless of any retroactive changes made by legislation enacted after said January 1), and, assuming that for each year until he reaches age 62, he will continue to have annual compensation in covered employment under said Act at least equal to the maximum earnings which are considered compensation subject to tax under said Act.

                In the case of a Member whose projected Benefit Service at age 62 will be less than 25 years, the amount of the Member's Primary Social Security will be prorated based on Benefit Service projected to age 62 (maximum 25 years) divided by 25 years. In the case of a Member whose Benefit Service terminates after age 62 and is less than 25 years, his Primary Social Security will be prorated based on actual years of Benefit Service (maximum 25 years) divided by 25 years.

        2.15    "SALARY" means the sum of the Member's following amounts:

                (a) total calendar year compensation (other than bonuses and severance pay) before any deferral under the Eagle-Picher Salaried 401(k) Plan or the Eagle-Picher Flex Plan, including commissions and overtime pay, but excluding fringe benefits (including but not limited to automobile allowances, imputed income from group term life insurance, relocation allowances, income from the exercise of non-qualified stock options or disposition of incentive stock option stock, interest reimbursements, income from annuity purchases or tax reimbursements under Section 4.6


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                        of this Plan and income from any share appreciation or
                        incentive stock plans);

                (b) bonuses, with bonuses accrued after 1984 being included as Salary for the calendar year of accrual if actually paid by January 15th of the following year and all other bonuses being included in Salary for the calendar year in which paid; and

                (c) severance pay (lump sum and weekly), with such severance pay paid after March 27, 2001 being included as Salary ratably over the period which (i) begins on the date of a Member's termination of employment or retirement from the Company and all Affiliates and (ii) is equal to the years and fractional years determined by taking his aggregate severance pay (lump sum and weekly), divided by his annual rate of pay as of the date of his termination of employment or retirement from the Company and all Affiliates.

        2.16 "SEVERANCE BENEFIT SERVICE" means the period which (i) begins on the date of a Member's termination of employment or retirement from the Company and all Affiliates and (ii) is equal to the years and fractional years determined by taking his aggregate severance pay (lump sum and weekly) divided by his annual rate of pay as of the date of his termination of employment or retirement from the Company and all Affiliates.

        2.17 "VESTING SERVICE" means the Member's years of Vesting Service, as defined and determined under the Company Pension Plan, subject to Section 3.2.








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                        SECTION 3. MEMBERSHIP AND SERVICE

        3.1 MEMBERSHIP. An executive employee will become a Member upon designation by the Board of Directors. A Member's participation in the Plan may be terminated by action of the Board of Directors.

        3.2 SERVICE. For any purpose under this Plan, the Board of Directors, in its discretion, may grant additional Vesting Service and Benefit Service to a Member by written notice to the Member and the Company.

        3.3 SUSPENSION OF MEMBERSHIP. In the event a Member ceases to be eligible for the Plan, but remains in the employ of the Company or an Affiliate, his Accrued Benefit shall be calculated as if he terminated employment or retired with the Company and all Affiliates effective on the date of his suspension of membership.

                               SECTION 4. BENEFITS

        4.1 TERMINATION ON OR AFTER NORMAL RETIREMENT AGE (AGE 62). A Member who terminates employment or retires with the Company and all Affiliates on or after his Normal Retirement Age shall be entitled to a monthly benefit payable for his lifetime, commencing as of his Normal Retirement Date, equal to:

        (a)     2.4% of his Final Average Monthly Salary; times

        (b)     his Benefit Service (maximum 25 years); minus

        (c) any Other Pension to which he is entitled, payable as of his Normal Retirement Date; and minus

        (d) the monthly cumulative amounts that would be payable as a single life annuity commencing on his Normal Retirement Date under the annuity contracts under Section 4.6.





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         4.2 TERMINATION BEFORE NORMAL RETIREMENT AGE (AGE 62). A Member who
terminates employment or retires with the Company and all Affiliates before his Normal Retirement Age shall be entitled to a monthly benefit payable for his lifetime, commencing as of his Normal Retirement Date, equal to:

        (a)     2.4% of his Final Average Monthly Salary; times

        (b)     his Benefit Service projected to age 62 (maximum 25 years);
                minus

        (c) any Other Pension to which he would be entitled, payable as of his Normal Retirement Date (projecting service to age 62, using his current Final Average Monthly Salary and his Primary Social Security payable at age 62); times

        (d) a fraction, the numerator of which is his actual Benefit Service (maximum 25 years) and the denominator of which is his Benefit Service projected to age 62 (maximum 25 years); and minus

        (e) the monthly cumulative amounts that would be payable as a single life annuity commencing on his Normal Retirement Date provided under the annuity contracts under Section 4.6.

provided, however, in no event shall the sum of the Member's Other Pension, the benefit payable under this Section 4.2 and the monthly annuity amounts set forth in Section 4.2(e) above, be less than 2.4% of the Member's Final Average Monthly Salary times his actual Benefit Service (maximum 25 years).

        4.3 TERMINATION PRIOR TO COMPLETION OF 10 YEARS OF VESTING SERVICE. A Member who terminates employment with the Company or an Affiliate before completing at least 10 years of Vesting Service shall not be entitled to any benefits under this Plan.

        4.4 NORMAL FORM OF BENEFITS, OPTIONAL FORMS. The normal form of payment of a Member's Accrued Benefit under this Plan shall be a single life annuity payable in equal monthly installments for the life of the Member, with each installment equal to the monthly benefit to which he is entitled under the Plan, commencing as of his Normal Retirement Date and




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continuing until the payment of the installment due on the first day of the month in which he dies. However, a Member may elect to receive his Accrued Benefit in any optional annuity form of payment available under the Company Pension Plan, provided that the amount thereof shall be actuarially adjusted (using actuarial assumptions under the Company Pension Plan for the conversion of optional annuity forms, as in effect on the commencement of his benefit under this Plan). If a Member elects an optional annuity form which provides guaranteed death benefits and the Member's designated beneficiary thereafter dies after the Member but before the expiration of any guaranteed payments, the Plan shall pay the remaining payments to the beneficiary of the designated beneficiary (or, if none, the designated beneficiary's estate).

         4.5 NO FUNDING OR INTEREST IN ASSETS. Subject to Section 4.6 below, the Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any benefits hereunder. No Member shall acquire any property interest in any assets of the Company, their rights being limited to receiving from the Company deferred payments as set forth in this Plan and these rights are conditioned upon continued compliance with the terms and conditions of this Plan. To the extent that any Member is entitled to any benefits under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Consistent with the foregoing, the Company may in its discretion deposit funds in a grantor trust, or otherwise establish arrangements to pay amounts that become due under the Plan, including but not limited to, split-dollar life insurance and other insurance-related products, including annuities set forth in Section 4.6 below.

         4.6 TAXABLE ANNUITY PURCHASES AND TAX REIMBURSEMENT. The Company may purchase single premium annuity contracts from time to time to provide for all or a portion of a Member's vested Accrued Benefit under the Plan. Any such contracts shall be distributed to and owned by the Member, and shall satisfy the Company's obligations under the Plan with respect to such Accrued Benefit (or portion thereof). The Company shall pay to the Member (or on behalf of the Member) an amount reasonably calculated to approximate the income and excise tax liability incurred by the Member attributable to the receipt of such annuity contracts. Upon a





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Member's termination of employment, the Company may distribute the cost of purchasing an annuity to the Member rather than purchasing an annuity for the portion of his benefit not otherwise provided for; provided however, that for purposes of Sections 4.1(d) and 4.2(e), an annuity shall be deemed to have been purchased for the Member upon such terms and conditions as determined by the Company. The Company in its sole discretion shall determine the federal, state and local tax rates to be used in calculating such reimbursement, which determination shall be final.

        4.7 DEATH BENEFITS. Upon the death of a Member after completion of at least 10 years of Vesting Service but prior to his Normal Retirement Date, to the extent that the Member's Accrued Benefit is not otherwise satisfied at death through operation of any annuity contract referred to in Section 4.6 above, then a death benefit shall be payable under the Plan to the Member's Beneficiary in an amount equal to the lump sum actuarial equivalent present value of the Member's remaining Accrued Benefit at the date of his death (using actuarial assumptions under the Company Pension Plan for the calculation of single sum payments, as in effect on the date of payment of the death benefit under this
Plan). Any such death benefit shall be paid to the Beneficiary in a single lump sum as soon as administratively feasible after the Member's death.

                            SECTION 5. ADMINISTRATION

        5.1 PLAN ADMINISTRATOR. The Board of Directors shall have the sole and absolute discretionary authority to interpret and construe the Plan, including making all determinations of eligibility and benefits under the Plan. All such interpretations and determinations shall be binding and conclusive on all interested parties. The Company shall be the Plan administrator and shall have those powers and duties delegated to the Company by the Board of Directors, including, without limitation, the following:

        (a) assist the Board of Directors in calculating the amount of any payment under the Plan;

        (b) maintain and keep Plan records in such form and detail as the Company may decide;





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        (c)     employ consultants, accountants, actuaries and administrators as the Company considers necessary;

        (d)     process the payment of benefits under the Plan;

        (e)     purchase annuities as provided for under Section 4.6; and

        (f) perform such other acts as the Company deems necessary or desirable to discharge its responsibilities under the Plan.

         5.2 CLAIMS PROCEDURE. Any Member claiming a benefit under the Plan shall present the claim in writing to the Board of Directors and the Board of Directors shall respond in writing. If the claim is denied, the written notice of denial shall state, in a manner calculated to be understood by the Member:

        (a) the specific reason or reasons for denial, with specific references to the Plan provisions on which the denial is based;

        (b) a description of any additional material or information necessary for the Member to perfect his claim and an explanation of why such material or information is necessary; and

        (c)     an explanation of the Plan's claims review procedure.

         The written notice denying or granting the Member's claim shall be provided to the Member within 60 days after receipt by the Board of Directors of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished by the Board of Directors to the Member within the initial 60-day period and in no event shall such an extension exceed a period of 60 days from the end of the initial 60-day period. Any extension notice shall indicate the special circumstances requiring the extension and the date on which the Board of Directors expects to render a decision on the claim. Any claim not granted or denied within the period noted above shall be deemed to have been denied.

         Any Member whose claim is denied, or deemed to be denied under the preceding sentence (or such Member's authorized representative) may, within 60 days after the Member's receipt of notice of the denial, or after the date of the deemed denial, request a review of the



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denial by notice given in writing to the Board of Directors. Upon such a request for review, the claim shall be reviewed by the Board of Directors.

         The decision on review normally shall be made within 60 days of receipt by the Board of Directors of the request for review. If an extension of time is required due to special circumstances, the Member shall be notified, in writing, by the Board of Directors and the time limit for the decision on review shall be extended to 120 days. The decision on review shall be in writing and shall state, in a manner calculated to be understood by the Member, the specific reasons for the decision and shall include references to the relevant Plan provisions on which the decision is based. The written decision on review shall be given to the claimant within the 60-day (or, if applicable, the 120-day) time limit discussed above. If the decision on review is not communicated to the Member within such period, the claim shall be deemed to have been denied upon review. All decisions on review shall be final and binding with respect to all concerned parties.

                      SECTION 6. AMENDMENT AND TERMINATION

        6.1 AMENDMENT AND TERMINATION. The Board of Directors reserves the right to make any modifications or amendments to the Plan or to terminate it at any time for any reason.

        6.2 EFFECT OF AMENDMENT OR TERMINATION. No amendment or termination of the Plan shall directly or indirectly deprive any Member of all or any portion of his Accrued Benefit as of the effective date of any such amendment or termination.

                          SECTION 7. GENERAL PROVISIONS

        7.1 ASSIGNMENT OR ALIENATION. Except as required by law, the right of a Member to receive payments under this Plan shall not be subject to transfer, anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law and any attempt, voluntary or involuntary, to effect any such action shall be null and void and of no effect.




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        7.2 NO GUARANTEE OF EMPLOYMENT. The Plan shall not be deemed a contract of employment between the Company and any Member, nor shall it impede the right of the Company to discharge any Member at any time.

        7.3 CONSTRUCTION. The Plan and all rights hereunder shall be governed by and construed according to the laws of the State of Ohio, except as preempted by federal law. Section headings are for convenience only and shall not be considered as part of the terms and provisions of the Plan. Words in the masculine shall include the feminine, and the singular shall include the plural, and vice versa, unless qualified by the context. All Section references are to the Plan, except where otherwise indicated.

        7.4 CONSOLIDATION OR MERGER. In the event that the Company or any entity (resulting from any merger or consolidation or which shall be a purchaser or transferee so referred to) shall at any time be merged or consolidated into or with any other entity or entities, or in the event that substantially all of the assets of the Company or any such entity shall be sold or otherwise transferred to another entity, the provisions of this Plan shall be binding upon and inure to the benefit of the continuing entity or the entity resulting from such merger or consolidation or the entity to which such assets shall be sold or transferred. Except as provided in the preceding sentence, this Plan shall not be assignable by the Company or by any entity referred to in the preceding sentence.

        IN WITNESS WHEREOF, Eagle-Picher Industries, Inc., by its duly authorized officer, has caused this Plan to be executed as evidence of its adoption effective as of March 27, 2001.

                                      EAGLE-PICHER INDUSTRIES, INC.


                                      By:     ________________________________


                                      Title:  ________________________________








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